Exhibit 99.2

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI to Attend the 2016 Stifel Senior Housing and Healthcare Real Estate Conference

Company Release - 01/20/2016

MURFREESBORO, Tenn.--(BUSINESS WIRE)-- National Health Investors, Inc. (NYSE: NHI) announced that Eric Mendelsohn, President and CEO, and Kevin Pasco, EVP - Investments, will attend the 2016 Stifel Senior Housing and Healthcare Real Estate Conference. The conference is to be held Tuesday, January 26, 2016 at the Camby Hotel in Phoenix, Arizona. Mr. Mendelsohn will be participating on a panel from 1:45 pm to 3:00 pm in the Camby Ballroom.
About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.